EXHIBIT 11

                               HOWELL CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                                                                        THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                        1997          1996
                                                                                      ---------    ---------
                                                                             (In thousands, except per share amounts)
PRIMARY EARNINGS PER SHARE

COMPUTATION FOR STATEMENT OF EARNINGS

Reconciliation of net income per statement of earnings to amount used in calculation of earnings per share - assuming no dilution:
     Net earnings.................................................................    $   1,402    $   1,195
     Subtract - Dividend to preferred shareholders................................          604          604
                                                                                      ---------    ---------
     Net earnings, as adjusted....................................................    $     798    $     591
                                                                                      =========    =========

Weighted average number of common shares
  outstanding.....................................................................        4,985        4,934
                                                                                      =========    =========

Earnings per share - assuming no dilution (a).....................................    $     .16    $     .12
                                                                                      =========    =========

ADDITIONAL PRIMARY COMPUTATION

Net earnings, as adjusted per primary
  computation above...............................................................    $     798    $     591
                                                                                      =========    =========

Adjustment to weighted average number of shares outstanding:
   Weighted average number of shares outstanding
       per primary computation above..............................................        4,985        4,934
   Add - Dilutive effect of outstanding options
     (as determined by application of the treasury
       stock method)..............................................................           90          100
                                                                                      ---------    ---------
   Weighted average number of shares outstanding,
       as adjusted................................................................        5,075        5,034
                                                                                      =========    =========

Primary earnings per share, as adjusted (b).......................................    $     .16    $     .12
                                                                                      =========    =========

                                                                                       THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                        1997          1996
                                                                                      ---------    ---------
                                                                             (In thousands, except per share amounts)
FULLY DILUTED EARNINGS PER SHARE

COMPUTATION FOR STATEMENT OF EARNINGS

Net earnings, as adjusted per
  primary computation above.......................................................    $     798    $     591
                                                                                      =========    =========
Weighted average number of common shares
  outstanding, per primary computation above......................................        4,985        4,934
                                                                                      =========    =========
Earnings per share - assuming full
  dilution (a)....................................................................    $     .16    $     .12
                                                                                      =========    =========
ADDITIONAL FULLY DILUTED COMPUTATION

Additional adjustment to net earnings, as adjusted per fully diluted computation above:
   Net earnings, as adjusted per fully
       diluted computation above..................................................    $     798    $     591
     Add - Dividend to preferred shareholders.....................................          604          604
                                                                                      ---------    ---------

     Net earnings, as adjusted....................................................    $   1,402    $   1,195
                                                                                      =========    =========

Additional adjustment to weighted average number of shares outstanding:
   Weighted average number of shares outstanding,
       per fully diluted computation above........................................        4,985        4,934
   Add - Dilutive effect of outstanding options
     (as determined by the application of the treasury
       stock method)..............................................................           90          100
      Shares issuable from assumed exercise of
        convertible preferred stock...............................................        2,090        2,090
                                                                                      ---------    ---------
   Weighted average number of common shares,
      as adjusted.................................................................        7,165        7,124
                                                                                      =========    =========

Fully diluted earnings per share (c)..............................................    $     .20    $     .17
                                                                                      =========    =========

(a) These amounts agree with the reported amounts on the statements of earnings.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(c) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.